Exhibit 99.1

ACETO Corporation
4 Tri Harbor Court
Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO to Acquire Generic Products and Related Assets of Citron Pharma and Lucid Pharma

Transaction Significantly Enlarges ACETO’s Finished Dosage

Generic Drug Business

•	Combines complementary asset-light business models, products and partners
•	Adds significant value of 47 commercialized generic drug products, and 31 approved and yet-to-be launched products
•	Adds 33 pipeline projects; 29 ANDAs to be owned by Rising Pharmaceuticals
•	Adds scale to Rising Pharmaceuticals
•	Expected to be accretive to GAAP EPS within 12 months after closing and accretive to non-GAAP Adjusted EPS immediately upon closing
•	Separately, Company reports 1Q 2017 results instead of previously scheduled November 3 release date
•	Management to hold conference call on November 3, 2016 at 9:00 a.m. ET

PORT WASHINGTON, N.Y., November 2, 2016 – ACETO Corporation (NASDAQ: ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, today announced that ACETO, through its wholly-owned subsidiary Rising Pharmaceuticals, signed a definitive product purchase agreement to acquire generic products and related assets of Citron Pharma LLC and Lucid Pharma LLC for a total consideration, prior to a potential earn-out payment, of approximately $412 million, or $332 million net of expected tax benefits.

Under the terms of the definitive agreement, the purchase price consists of an upfront payment of $270 million in cash, a $50 million unsecured deferred cash payment to Citron and equity consideration of 5.122 million shares of ACETO common stock valued at approximately $92 million based on the closing price of $18.02 as of November 1, 2016, to be issued beginning on the third anniversary of closing the transaction. The agreement also provides for a 5-year potential earn-out of up to an additional $50 million in cash, based on the financial performance of four pre-specified pipeline products currently in development. The transaction is expected to be accretive to GAAP EPS within 12 months after closing and accretive to non-GAAP Adjusted EPS immediately upon closing.

ACETO and Citron possess complementary asset-light business models, drug development and manufacturing partnerships and product portfolios. Citron brings a portfolio consisting of 47 commercialized products; 31 approved but not yet launched products; and a pipeline of 33 projects, including 3 ANDAs filed with the FDA and 30 products currently under development. Included in the 33 pipeline projects are 29 ANDAs that will be owned by Rising Pharmaceuticals upon closing. Additionally, Lucid provides ACETO with new customers among U.S. Federal Government agencies. For the 12 months ended December 31, 2016, the acquired products and related assets of Citron and Lucid together are expected to generate $40 million of adjusted EBITDA on revenue of $195 million.

Commenting on the transaction, Albert Eilender, Chairman of ACETO, said, “Since starting discussions about a year ago, both ACETO and Citron agreed that a transaction would be mutually beneficial to each company’s long-term strategic objectives. For ACETO, the acquisition substantially advances the company’s transformation toward Human Health. Upon closing the transaction, approximately 80% of the company’s revenue will be derived from our human health-related businesses compared to 70% for fiscal 2016. With Vimal Kavuru, Citron’s founder and CEO, joining ACETO, we are strengthening our executive leadership and welcoming a new shareholder. Vimal will serve as President of Rising Pharmaceuticals. In addition, we expect Vimal to join the ACETO board of directors on the latter of January 1, 2017 or the closing of the transaction.”

Sal Guccione, CEO of ACETO, added, “Consistent with our strategy of expanding Rising’s portfolio of finished dosage form generic products through product development partnerships and acquisitions of late stage assets, ANDAs and complementary generic drug businesses, this transaction significantly expands our roster of commercialized products and pipeline of products under development. We are increasing the number of commercialized products from 60 to 107, the number of approved products from 8 to 39 and the total number of projects in the pipeline from 100 to 164. Of Citron’s 31 products approved for launch, 2 products are expected to be launched before the end of 2016 with the majority of the remaining 29 products expected to be launched by the end of calendar 2017.

“From an operational perspective, the transaction greatly enhances our size and stature within the generic pharmaceutical industry, expands our partnership network and offers us opportunities to realize meaningful cost and tax efficiencies. On behalf of the entire management team, we welcome Vimal to ACETO. We look forward to a seamless integration of Citron’s products into our portfolio and working together to achieve our shared strategic objectives and long-term growth for Rising and ACETO.”

Vimal Kavuru, currently CEO of Citron, said, “This transaction is a win-win for Citron, Lucid and ACETO as, with the addition of our products, Rising will clearly be in a position to become a supplier with significant stature to the US generics pharmaceutical industry. In joining ACETO’s management team, I look forward to building on Rising’s success and expanding its product portfolio and pipeline of projects in support of continued growth.”

Transaction Highlights

The transaction has been approved by the Board of Directors of ACETO. Subject to the satisfaction of customary closing conditions, including antitrust approval in the U.S., the transaction is expected to close by late calendar 2016 to early calendar 2017. ACETO anticipates financing the transaction through a combination of debt, equity, deferred payment and cash.

Wells Fargo Securities, LLC is serving as exclusive financial advisor to ACETO. Wells Fargo Securities, LLC and JP Morgan Chase Bank, N.A. are providing fully committed financing to fund the cash consideration. Lowenstein Sandler LLP is serving as legal advisor to ACETO.

J.P. Morgan Securities LLC served as Citron's exclusive financial advisor and ReedSmith LLP served as legal advisor to Citron.

About Citron Pharma and Lucid Pharma

Citron Pharma is a privately-held New Jersey-based pharmaceutical company focused on developing and marketing generic pharmaceutical products in partnership with leading generic pharmaceutical manufacturers based in India and the U.S. Its fully integrated manufacturing network capabilities from API to finished formulation, create a value chain that drives profitability and extends affordability to the customer. Lucid Pharma LLC, an affiliate of Citron, is a generic pharmaceutical distributor specializing in providing cost-effective products to various agencies of the U.S. Federal Government including the Veterans Administration and the Defense Logistics Agency. Lucid services 18 national contracts with the Federal Government, nearly all of which have 5-year terms.

Conference Call

Management will host a conference call to discuss the transaction at 9:00 a.m. ET on Thursday, November 3, 2016. To participate in the conference call, please dial (800) 446-1671 or (847) 413-3362 approximately 10 minutes prior to the call. Please reference conference ID # 43519926.

The call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software and download the presentation.

A telephone replay of the conference call will be available from 11:30 a.m. ET on November 3, 2016 until 11:59 p.m. ET on November 11, 2016 and may be accessed by calling (888) 843-7419 and referencing conference ID # 43519926. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

This press release refers to Citron’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expenses), which is not calculated in accordance with GAAP.

This press release also refers to ACETO’s GAAP EPS and non-GAAP EPS. ACETO’s non-GAAP EPS is a non-GAAP financial measure that is based upon net income excluding amortization of intangibles, debt extinguishment, amortization of debt discount and debt issuance costs and transaction costs related to acquisitions. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate the performance of its business units.

ABOUT ACETO

ACETO Corporation, incorporated in 1947 and with offices and operations in 10 countries, is engaged in the development, marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceuticals), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make including the recently announced acquisition of products from Citron Pharma, LLC, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding projected revenues and earnings associated with the pending acquisition, the impact of the pending acquisition on ACETO’s earnings, the timing of product launches, opportunities to realize tax and cost efficiencies and overall growth and positioning. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777